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                                                                   Exhibit 10.8a


                                 FIRST AMENDMENT
                                       TO
                       NONQUALIFIED STOCK OPTION AGREEMENT

         This First Amendment to the Nonqualified Stock Option Agreement (this "Amendment") is made and entered into as of the 4th day of January, 2000 by and between Sovereign Specialty Chemicals, Inc., a Delaware corporation (the "Company") and Robert B. Covalt (the "Optionee").

         WHEREAS, the Company granted the Optionee a stock option to purchase shares of Company Common Stock pursuant to the terms and conditions of the Sovereign Specialty Chemicals, Inc. Stock Option Plan (the "Plan") and the Nonqualified Stock Option Agreement, dated as of December 29, 1999 (the "Option Agreement"). Capitalized terms not expressly defined herein shall have the meanings ascribed to them in the Plan and the Option Agreement; and

         WHEREAS, pursuant to Section 3.1 of the Plan, the Committee appointed to administer the Plan, with the consent of the Optionee, desires to amend the Option Agreement as set forth in this Agreement to correct a mistake.

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereby agree as follows:

1. Section 2.1 of the Option Agreement shall be amended and restated in its entirety as follows:


     "Subject to Section 4 hereof, the Option shall become vested and exercisable with respect to 1/16th of the number of shares of Common Stock covered thereby on each March 31, June 30, September 30 and December 31 commencing March 31, 2000 and ending on December 31, 2003."

2. Other than as expressly provided herein, all other terms and provisions of the Option Agreement shall remain in full force and effect.

3.   This Amendment shall be effective as of December 29, 1999.

4. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and such counterparts together will constitute one instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                     SOVEREIGN SPECIALTY CHEMICALS, INC.


                                       By:_____________________________________
                                            Brian R. Hoesterey, Vice President



                                          _____________________________________
                                            Robert B. Covalt